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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF MANUGISTICS GROUP, INC.

     Listed below are the significant subsidiaries of the Company as of February 28, 1999 and their jurisdictions of organization. All of these subsidiaries are wholly owned by the Company except TYECIN-INNOTECH which is 60% owned by the Company.

                                        State or
                                        Jurisdiction
                                        of Incorporation     Name Under Which
Name                                    or Organization      Subsidiary Does Business
----                                    ---------------      ------------------------
Manugistics, Inc.                       Delaware             Manugistics, Inc.

Manugistics California, Inc.            California           Manugistics California, Inc.

Manugistics France S.A.                 France               Manugistics France S.A.

Manugistics FSC, Inc.                   Barbados             Manugistics FSC, Inc.

Manugistics U.K. Ltd.                   United Kingdom       Manugistics U.K. Ltd.

Manugistics Canada Company              Nova Scotia          Manugistics Canada Company

Manugistics (Deutschland) GmbH          Germany              Manugistics (Deutschland)
                                                             GmbH

Manugistics European Holding            Netherlands          Manugistics European
Company B.V.                                                 Holding Company B.V.

Manugistics Services, Inc.              Delaware             Manugistics, Inc.

Manugistics Japan K.K.                  Japan                Manugistics Japan K.K.

Manugistics do Brasil Limitada          Brazil               Manugistics do Brasil
                                                             Limitada

Manugistics Singapore PTE LTD           Singapore            Manugistics Singapore PTE
                                                             LTD

Manugistics Australia Pty LTD           Australia            Manugistics Australia Pty
                                                             LTD

Synchronized Manufacturing LTD          United Kingdom       Synchronized Manufacturing
                                                             LTD

Manugistics Holdings Delaware, Inc.     Delaware             Manugistics Holdings
                                                             Delaware, Inc.

Synchronized Manufacturing Group,       United Kingdom       Synchronized Manufacturing
Ltd.                                                         Group, Ltd.

Synchronized Manufacturing SA           Belgium              Synchronized Manufacturing
                                                             SA

TYECIN-INNOTECH Corporation            Japan                TYECIN-INNOTECH Corporation